                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                                 CYNOSURE, INC.

      FIRST. The name of the Corporation is: Cynosure, Inc.

      SECOND. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      THIRD. The nature of the business or purposes to be conducted or promoted by the Corporation is as follows:

      To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is 50,000 shares of Common Stock, $.01 par value per share.

      The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

      FIFTH. The name and mailing address of the sole incorporator are as follows:

          NAME                                MAILING ADDRESS
---------------------------                ----------------------
  Dr. Horace W. Furumoto                     14 Woodridge Road
                                             Wellesley, MA 02181

      SIXTH. In furtherance of and not in limitation of powers conferred by statute, it is further provided:

            1. Election of directors need not be by written ballot.

            2. The Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.

      SEVENTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

      EIGHTH. Except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

      NINTH. 1. Actions, Suits and Proceedings Other than by or in the Right of the Corporation. The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys'

fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Not-withstanding anything to the contrary in this Article, except as set forth in Section 6 below, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation.

      2. Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys' fees) which the Court of Chancery of Delaware or such other court shall deem proper.

      3. Indemnification for Expenses of Successful Party. Notwithstanding the other provisions of this Article, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, he shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by the Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

      4. Notification and Defense of Claim. As a condition precedent to his right. to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Section 4. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

      5. Advance of Expenses. Subject to the provisions of Section 6 below, in the event that the Corporation does not assume the defense pursuant to Section 4 of this Article of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article, any expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter, provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article. Such undertaking may be accepted without reference to the financial ability of such person to make such repayment.

      6. Procedure for Indemnification. In order to obtain indemnification or advancement of expenses pursuant to Section 1, 2, 3 or 5 of this Article the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under Section 1, 2 or 5 the corporation determines, by clear and convincing evidence, within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instance by (a) a majority vote of a quorum of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question ("disinterested directors"), (b) if no such quorum is obtainable, a majority vote of a committee of two or more disinterested directors, (c) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (d) independent legal counsel (who may be regular legal counsel to the Corporation), or (e) a court of competent jurisdiction.

      7. Remedies. The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above in
Section 6. Unless
otherwise provided by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to
Section 6 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The indemnitee's expenses (including attorneys' fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

      8. Subsequent Amendment. No amendment, termination or repeal of this Article or of the relevant provisions of the General Corporation Law of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

      9. Other Rights. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators Of the Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

      10. Partial Indemnification. If an Indemnitee is entitled under any provision of this Article to indemnification by the Corporation for some or a portion of the expenses (including 'attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

      11. Insurance. The Corporation may purchase and maintain insurance, at its expense,to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

      12. Merger or Consolidation. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

      13. Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

      14. Definitions. Terms used herein and defined in Section 145(h) and
Section 145(i) of the General Corporation Law of Delaware shall have the respective meanings assigned to such terms in such Section 145(h) and Section 145(i).

      15. Subsequent Legislation. If the General Corporation Law of Delaware is amended after adoption of this Article to expand further the indemnification permitted to Indemnitees, then the Corporation shall indemnify such persons to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

      TENTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by

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statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

      ELEVENTH. Section 203 of the General Corporation Law of Delaware, as it may be amended from time to time, shall apply to the Corporation.

      EXECUTED at Wayland, MA, on July 5, 1991.

                                        /s/ Horace W. Furumoto
                                        ----------------------------
                                        Incorporator

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


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 CYNOSURE, INC.

            (Pursuant to Section 242 of the General Corporation Law)

      Cynosure, Inc., a corporation organized and existing under and by virtue Of the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies as follows:

      FIRST: That the Board of Directors of the Corporation, acting pursuant to section 242 of the General Corporation Law of the State of Delaware, pursuant to written action duly taken, duly adopted the following resolutions amending the Corporation's Certificate of Incorporation and recommended that such amendments be adopted by the stockholders of the Corporation:

RESOLVED:   That Article FOURTH of the Certificate of Incorporation be and
            hereby is deleted in its entirety and the following inserted in lieu thereof:

            "FOURTH. The total number of shares of stock which the Corporation shall have the authority to issue is 5,000,000 shares of Common Stock, $.01 par value per share."

      SECOND: That all of the stockholders of the Corporation have duly consented to the adoption of the foregoing resolution and the amendment contained therein, and that the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

                                    ********

      IN WITNESS WHEREOF, Cynosure, Inc. has caused this certificate to be signed by its President and attested by its Secretary this 10 day of February, 1992,

                                          CYNOSURE, INC.

                                          By: /s/ Horace W. Furumoto
                                              -----------------------
                                              President

ATTEST:

/s/ Horace W. Furumoto
----------------------
Secretary

                              CERTIFICATE OF AMENDMENT
                                         OF
                            CERTIFICATE OF INCORPORATION
                                         OF
                                   CYNOSURE, INC.

      CYNOSURE, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

      FIRST. Pursuant to written action of the Board of Directors of the Corporation, a resolution was duly adopted, pursuant to Sections 141 and 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the certificate of Incorporation of the corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly Approved said proposed amendment by written action in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware; and written notice of such consent has been given to all Stockholders who have not consented in writing to said amendment. The resolution setting forth the amendment is as follows:

      "RESOLVED" That Article FOURTH of the Certificate of Incorporation of the Corporation be and hereby is deleted and the following Article FOURTH is inserted in lieu thereof:

            FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is Seven Million(7,000,000) shares of Common Stock, $.01 par value per share, of which Six Million Six Hundred Thousand (6,600,000) shares are hereby designated Voting Common Stock and Four Hundred Thousand (400,000) shares are hereby designated Non-Voting Common Stock. All shares of Common Stock shall be considered to be voting common Stock unless the certificate representing such shares specifically states that such shares are shares of Non-Voting Common Stock.

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

      The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of common Stock of the Corporation.

A.    VOTING COMMON STOCK.

      The holders of the Voting Common Stock (the "Common Stock") are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

B.    NON-VOTING COMMON STOCK.

      1. No Voting Rights. The holders of the Non-Voting Common Stock are not entitled to vote on any matter submitted for action to the stockholders of the Company until such time as the Non-Voting Common Stock is converted into Common Stock pursuant to Section 3 of this Part B. Except for the voting and conversion rights of the Non-Voting Common Stock the rights and privileges of the holders of Voting Common stock and Non-Voting Common Stock shall be identical in all respects.

      2.    Conversion.

            (a) Automatic Conversion. Each outstanding shares of Non-Voting Stock shall automatically be converted into one share of Voting Common Stock upon the consummation of an underwritten initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, for the offer and sale by the Company of Common Stock to the public at a price per share equal to not less than two times the then conversion price of the Corporation's 12% Convertible Subordinated Notes due 1998 resulting in gross offering proceeds of not less than $5,000,000 (the "Mandatory Conversion Date").

            (b) Optional Conversion. The transferee of any shares of Non-Voting Common Stock whether acquired from the original holder of such shares or other-wise may, at any time, elect to convert such Non-Voting Common Stock into Voting Common Stock by surrendering their certificate or certificates for the Non-Voting Common Stock to the Company. Upon receipt of such stock certificate or certificates such shares shall be deemed to be converted into shares of Voting Common Stock. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. As soon as practicable thereafter and the surrender of the certificate or certificates for Non-Voting Common Stock, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Voting Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in
Section 3(e) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

            (c) Automatic Conversion Procedures. All holders of record of shares of Non-Voting Stock will be given written notice of the Mandatory Conversion Date and the place designated for mandatory conversion of all such shares of Non-Voting Common Stock pursuant to this Section 2. such notice shall be sent by first class, registered or overnight mail, postage prepaid, to each record holder of Non-Voting Common Stock at such holder's address last shown on the records of the transfer agent for the Non-Voting Common Stock (or the records of the Corporation, if it serves as its own transfer agent). Upon receipt of such notice, each holder of shares of Non-Voting Common Stock shall surrender his, her or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 2. On the Mandatory Conversion Date, all rights with respect to the Non-Voting Common Stock so converted, including the rights, if any, to receive notices and vote, will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificate for the number of shares of Common Stock into which such Non-Voting Common Stock has been converted, and payment of any declared or accrued but unpaid dividends thereon (all of which shall be deemed to be declared by the Board of Directors on the Mandatory Conversion Date). If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates for Non-Voting Common Stock, the Corporation shall cause to be issued and delivered to each holder, or on his or its written order, a certificate or certificates for the number of full shares of Voting Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Section 3(e) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

            (d) Retirement of Non-Voting Common Stock. All certificates evidencing shares of Non-Voting Common Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date, be deemed to have been retired and cancelled and the shares of Non-Voting Common Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Board of Directors of the Corporation may thereafter take such appropriate action

(without the need for stockholder action) as may be necessary to reduce or eliminate the authorized Non-Voting Common Stock accordingly.

            (e) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Non-Voting Common Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value per share of Common Stock (determined by the Board of Directors in good faith).

            (f) Reservation of Common Stock. The Corporation shall at all times when the Non-Voting Common Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Non-Voting Common Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Non-Voting Common Stock.

            (g) Dividends and Distributions. in the event the Corporation at any time, or from time to time after the Original Issue Data shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock or other securities of the Corporation, then and in each such event provision shall be made so that the holders of Non-Voting Common Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had the Non-Voting Common Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period giving application to all adjustments called for during such period under this paragraph with respect to the rights of the holders of the Non-Voting Common Stock.

            (h) Adjustment for Reclassification, Exchange, or Substitution. If the Common Stock issuable upon the conversion of the Non-Voting Common Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each such share of Non-Voting Common Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which such shares of Non-Voting Common Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

            (i) Adjustment for Merger or Reorganization, etc. In case of any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation, each share of Non-Voting Common Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Non-Voting Common Stock would have been entitled upon such consolidation, merger or sale; and in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions set forth in this Section 2 with respect to the rights and interest thereafter of the holders of the Non-Voting Common Stock, to the end that the provisions set forth in this
Section 2 shall thereafter be applicable, as nearly as reasonably nay be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Non-Voting Common Stock.

C.    LIQUIDATION, DISSOLUTION OR WINDING UP.

      (a) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of shares of Common Stock and Non-Voting Common Stock then outstanding shall be entitled to be paid on a pari passu basis, out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of any other class or series of stock ranking on liquidation junior To the Common Stock and Non-Voting Common Stock by reason of their ownership thereof.

      (b) If upon any such liquidation, dissolution or winding-up of the corporation the remaining assets and funds legally available for distribution to its stockholders shall be insufficient to permit the payment to all holders of shares of Common Stock and Non-Voting Common stock the full aforesaid amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Common Stock and Non-Voting Common Stock in such a manner that the amount to be distributed to each holder of the Common Stock shall equal the amount obtained by multiplying the entire assets and funds of the Corporation legally available for distribution by a fraction, the numerator of which shall be the number of shares of Common Stock held by the holder and the denominator of which shall be the total number of shares of Common Stock then outstanding.

      (c) The merger or consolidation of the Corporation into or with another corporation or the sale of all or substantially all the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this section 2, unless, in either such case, the holders of voting securities of the Corporation immediately prior to such transaction shall, immediately thereafter, hold is a group the right to cast at least a majority of the votes of all holders of voting securities of the resulting, surviving or acquiring corporation or entity on any matters submitted to stockholders generally. The amount deemed distributed to the holders of Non-Voting Common Stock upon any such merger or consolidation shall be the cash or the value of the property, rights or securities distributed to such holders by the acquiring person, firm or other entity. The value of such property, rights or other securities shall be determined in good faith by the Board of Directors of the Corporation.

      D.    DIVIDENDS.

            Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors.

      SECOND. This Certificate of Amendment of Certificate of Incorporation was duly adopted by written consent of the shareholders of the Corporation in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware, written notice of the amendment set forth in the Certificate of Amendment of Certificate of incorporation has been sent to non-consenting shareholders in accordance with Section 228 of the General Corporation Law of the State of Delaware.

                                   ***********

      IN WITNESS WHEREOF, the corporation has caused its corporate seal to be affixed hereto and this certificate of Amendment to be signed by its Vice President and attested to by its secretary this 1st day of April, 1993.

                                        CYNOSURE, INC.

                                        By /s/ Harey Ceceon
ATTEST:                                    ---------------------------------
                                           Harey Ceceon, Vice President
/s/ Emmanuel Crespo
-----------------------------
Emmanuel Crespo, Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 CYNOSURE, INC.

      CYNOSURE, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

      FIRST: A resolution was duly adopted by the Board of Directors of the Corporation, pursuant to Sections 141 and 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment by written action in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware; and written notice of such consent has been given to all stockholders who have not consented in writing to said amendment. The resolution setting forth the amendment is as follows:

      "RESOLVED: That the first paragraph of Article FOURTH of the Certificate of Incorporation of the Corporation be and hereby is deleted and the following first paragraph of Article FOURTH is inserted in lieu thereof:

      FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is Fifteen Million (15,000,000) shares of Common Stock $.01 par value per share, of which Fourteen Million Six Hundred Thousand (14,600,000) shares are hereby designated Voting Common Stock and Four Hundred Thousand (400,000) shares are hereby designated Non-Voting Common Stock. All shares of Common Stock shall be considered to be Voting Common Stock unless the certificate representing such shares specifically states that such shares are shares of Non-Voting Common Stock."

      SECOND: This Certificate of Amendment of Certificate of Incorporation was duly adopted by written consent of the stockholders of the Corporation in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware. Written notice of the amendment set forth in the Certificate of Amendment of Certificate of Incorporation has been sent to non-consenting stockholder in accordance with Section 228 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President and attested to by its Secretary this 6th day of January, 1997.

                                  CYNOSURE, INC.

                                  By /s/ Horace Furumoto
                                     -------------------------
                                     Horace Furumoto,
                                     President

ATTEST:

/s/ Emmanuel Crespo
---------------------------
Emmanuel Crespo, Secretary

                     CERTIFICATE FOR RENEWAL AND REVIVAL OF
                          CERTIFICATE OF INCORPORATION

      Cynosure, Inc., a corporation organized under the laws of Delaware, the Certificate of Incorporation of which was filed in the office of the Secretary of State on the 10th day of July, 1991 and thereafter voided for non-payment of taxes, now desiring to procure a revival of its Certificate of Incorporation, hereby certifies as follows:

      1. The name borne by the corporation at the time its Certificate of Incorporation became void is Cynosure, Inc.

      2. Its registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle and the name of its registered agent at such address is The Corporation Trust Company.

      3. The date when revival of the Certificate of Incorporation of this corporation is to commence is the 29th day of February, 2004, same being prior to the date the Certificate of Incorporation became void. Revival of the Certificate of Incorporation is to be perpetual.

      4. This corporation was duly organized under the laws of Delaware and carried on the business authorized by its Certificate of Incorporation until the 1st day of March, 2004, at which time its Certificate of Incorporation became inoperative and void for non-payment of taxes and this Certificate for Renewal and Revival is filed by authority of the duly elected directors of the corporation with the laws of Delaware.

      IN WITNESS WHEREOF, said Cynosure, Inc. in compliance with Section 312 of Title 8 of the Delaware Code has caused this Certificate to be signed by Michael Davin, its last and acting President, this 18th day of May, 2004.

                                     CYNOSURE, INC.

                                     By /s/ Michael R. Davin
                                        -------------------------
                                        Name:  Michael R. Davin
                                        Title: President & CEO